UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2023

TINGO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35850	27-0016420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 225-0190

MICT, INC.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On February 23, 2023, (the “Company”) filed an amendment to its certificate of incorporation, as amended, with the Secretary of State of Delaware to change its corporate name from “MICT, Inc.” to “Tingo Group, Inc.” (the “Name Change Amendment”). The Name Change was effective as of February 27, 2023. Also effective February 27, 2023 the Company changed its trading symbol on the Nasdaq Capital Market from “MICT” to “TIO” (the “Symbol Change”). The Name Change Amendment is filed as Exhibit 3.1 to this Current Report.

Item 8.01 Other Items

On February 24, 2023, the Company issued a press release regarding the Name Change Amendment and the Symbol Change. A copy of such press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Certificate of Incorporation
99.1	Press release, dated as of February 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2023

TINGO GROUP, INC.

By:	/s/ Darren Mercer
Name:	Darren Mercer
Title:	Chief Executive Officer

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